                                                                  Exhibit (4)(h)

                       Nicholas-Applegate Capital Management
                                 600 West Broadway
                            San Diego, California  92101


Nicholas-Applegate Mutual Funds
600 West Broadway
San Diego, California  92101

To Whom It May Concern:

This will confirm our agreement pursuant to which Nicholas-Applegate Capital Management (the "Adviser") will waive its fees and absorb other operating expenses of various series of the Nicholas-Applegate Institutional Funds, as set forth on the following page, so that total operating expenses, excluding taxes, interest, and the costs incurred in connection with the acquisition of securities, do not exceed the percentages set forth on the following page through March 31, 2000. In subsequent years, overall operating expenses for each series will not fall below the applicable percentage limitation until the Adviser has been fully reimbursed for fees foregone and expenses paid under this Agreement, as each series will reimburse the Adviser in subsequent years when operating expenses (before reimbursement) are less than the applicable percentage limitation.


                    NICHOLAS-APPLEGATE CAPITAL MANAGEMENT




                    By:
                       ------------------------------------------
                       E. Blake Moore, Jr., Secretary



Accepted and Agreed to this
9th day of May, 1999

NICHOLAS-APPLEGATE INSTITUTIONAL FUNDS



By:
   ---------------------------------------
   E. Blake Moore, Jr.

                                EXPENSE LIMITATIONS


Small Cap Growth              Class I             1.17%
                              Class R             1.42%

Mid Cap Growth                Class I             1.00%
                              Class R             1.25%

Large Cap Growth              Class I             1.00%
                              Class R             1.25%

Value                         Class I             1.00%
                              Class R             1.25%

Emerging Countries            Class I             1.65%
                              Class R             1.90%

International Core Growth     Class I             1.40%
                              Class R             1.65%

High Quality Bond             Class I             0.45%
                              Class R             0.70%

Mini Cap Growth               Class I             1.56%

Global Technology             Class I             1.40%

International Small Cap       Class I             1.40%

Worldwide Growth              Class I             1.35%

Global Growth & Income        Class I             1.35%

Latin America                 Class I             1.65%

Pacific Rim                   Class I             1.40%

Greater China                 Class I             1.40%

Convertible                   Class I             1.00%

Global Blue Chip              Class I             1.20%

High Yield Bond               Class I             0.75%

Short Intermediate Fixed      Class I             0.35%